Exhibit 99.1

Sobel USA Inc.
(an indirectly wholly owned subsidiary
of VION Holding N.V.)

Consolidated Financial Statements

Years Ended December 31, 2011 and 2010

SMITH LEONARD
Accountants & Consultants

Consolidated Financial Statements

Years Ended December 31, 2011 and 2010

Independent Auditors’ Report

The Board of Directors

Sobel USA Inc.

High Point, North Carolina

We have audited the accompanying consolidated balance sheets of Sobel USA Inc. and subsidiaries as of December 31, 2011 and 2010 and the related consolidated statements of income, shareholder’s equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Sobel USA Inc. and subsidiaries at December 31, 2011 and 2010, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Smith Leonard PLLC

March 26, 2012

December 31,	2011	2010

Assets (Note 10)
Current
Cash and cash equivalents	$16,915,284	$9,453,226
Accounts receivable:
Trade, net of allowance for doubtful accounts of $540,000 and $536,000 (Note 11)	36,990,710	34,348,010
Related parties (Note 8)	472,518	579,609
Inventories (Note 2)	36,850,172	42,125,500
Deferred income taxes (Note 6)	1,956,341	3,182,106
Loans to related parties (Note 7)	8,138,315	—
Prepaid expenses and other	2,986,513	5,262,932

Total current assets	104,309,853	94,951,383

Property and equipment, net (Note 3)	65,070,513	63,921,931
Loans to related parties (Note 7)	2,300,000	2,300,000
Intangible assets, net	284,773	339,283
Other assets	76,317	114,000
Deferred income taxes (Note 6)	647,075	760,265

Total assets	$172,688,531	$162,386,862

Liabilities and Shareholder’s Equity
Current
Accounts payable	$12,246,288	$8,724,650
Due to related parties (Note 8)	2,782,744	2,325,618
Accrued restructuring costs and charges (Note 4)	272,996	568,513
Other accrued expenses (Note 5)	8,447,666	9,691,722
Related party loans (Note 9)	8,303,823	8,278,139

Total current liabilities	32,053,517	29,588,642

Deferred income taxes (Note 6)	8,536,397	8,679,246
Related party loan (Note 9)	55,000,000	—
Other long-term liabilities (Note 12)	770,393	841,465

Total liabilities	96,360,307	39,109,353

Commitments and contingencies (Notes 3, 4, 12 and 13)
Shareholder’s equity
Common stock (Note 16)	1,000	1,000
Additional paid-in capital	57,488,419	57,488,419
Retained earnings	34,683,638	78,173,790
Accumulated other comprehensive loss (Note 15)	(15,844,833)	(12,385,700)

Total shareholder’s equity	76,328,224	123,277,509

Total liabilities and shareholder’s equity	$172,688,531	$162,386,862

See accompanying notes to consolidated financial statements.

Year ended December 31,	2011	2010

Net sales (Note 11)	$229,917,208	$200,487,227

Cost of sales (Note 8)	168,107,232	139,165,704

Gross profit	61,809,976	61,321,523

Operating expenses:
Selling, general and administrative (Note 8)	33,483,417	30,678,371
Research and development	11,752,390	10,728,829
Restructuring recovery (Notes 4 and 13)	(254,870)	—

Total operating expenses	44,980,937	41,407,200

Income from operations	16,829,039	19,914,323

Other income (expense):
Interest, net	(893,121)	91,446
Gains (losses) arising from foreign currency translation	509,802	(1,263,097)
Miscellaneous, net	482,974	280,800

Total other income (expense), net	99,655	(890,851)

Income before income taxes	16,928,694	19,023,472

Income tax expense (Note 6)	5,418,846	8,071,538

Net income	$11,509,848	$10,951,934

See accompanying notes to consolidated financial statements.

	Common Stock		Additional	Retained	Accumulated Other Comprehensive
	Shares	Amount	Paid-In Capital	Earnings	Income (Loss)	Total

Balance, December 31, 2009	1,000	$1,000	$57,488,419	$67,221,856	$(15,256,049)	$109,455,226

Net income	—	—	—	10,951,934	—	10,951,934
Translation adjustment	—	—	—	—	2,931,138	2,931,138
Minimum pension liability adjustment (net of tax of $40,526)	—	—	—	—	(60,789)	(60,789)

Comprehensive income						13,822,283

Balance, December 31, 2010	1,000	1,000	57,488,419	78,173,790	(12,385,700)	123,277,509

Net income	—	—	—	11,509,848	—	11,509,848
Translation adjustment	—	—	—	—	(3,521,102)	(3,521,102)
Minimum pension liability adjustment (net of tax of $41,312)	—	—	—	—	61,969	61,969

Comprehensive income						8,050,715

Dividend	—	—	—	(55,000,000)	—	(55,000,000)

Balance, December 31, 2011	1,000	$1,000	$57,488,419	$34,683,638	$(15,844,833)	$76,328,224

See accompanying notes to consolidated financial statements.

Year ended December 31,	2011	2010
Cash flows from operating activities:
Net income	$11,509,848	$10,951,934
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,045,716	7,679,039
Loss on disposal of property and equipment	32,916	10,633
Deferred income taxes	1,009,255	4,289,194
Provision for pension	186,982	134,930
Payment of pension	(178,399)	(202,260)
Provision for (recovery of) losses on accounts receivable	82,712	(325,018)
Decrease (increase) in assets:
Accounts receivable	(3,699,850)	(5,374,569)
Inventories	4,404,775	(12,124,607)
Prepaid expenses and other	2,033,513	(1,187,522)
Due from related parties	669,996	658,263
Increase (decrease) in liabilities:
Accounts payable	3,867,684	(1,358,016)
Accrued expenses and other	(1,208,815)	(929,881)

Net cash provided by operating activities	26,756,333	2,222,120

Cash flows from investing activities:
Additions to property and equipment	(10,295,950)	(9,515,038)
Additions to intangible assets	(62,619)	(78,375)
Repayment of note from affiliated entity	—	18,814,845
Proceeds on disposal of property and equipment	71,052	101,485

Net cash provided by (used in) investing activities	(10,287,517)	9,322,917

Cash flows from financing activities:
Loan from related party	55,000,000	(33,000,000)
Dividend paid	(55,000,000)	8,022,020
Advances on related party loan	(8,116,315)	—
Change in other non-current liabilities	95,675	195,688

Net cash used in financing activities	(8,020,640)	(24,782,292)

Effect of exchange rates on cash and cash equivalents	(986,118)	132,170

Net change in cash and cash equivalents	7,462,058	(13,105,085)
Cash and cash equivalents, beginning of year	9,453,226	22,558,311

Cash and cash equivalents, end of year	$16,915,284	$9,453,226

See accompanying notes to consolidated financial statements.

1.	Summary of Significant Accounting Policies

Business – Sobel USA Inc. (the “Company”), is a holding company within the VION Holding N.V. (“VION” or “Parent”) group of companies. The Company owns one operating subsidiary, Banner Pharmacaps, Inc. and its subsidiaries (“Banner”) which include Banner Pharmacaps Canada Ltd. (“Canada”) and Pharmacaps Mexicana SA de CV (“Mexico”).

Banner manufactures soft elastic gelatin capsules, primarily containing prescription and non-prescription pharmaceuticals, vitamins and dietary supplements.

Principles of Consolidation – The consolidated financial statements include the accounts of the Company and its subsidiaries. All material inter-company accounts and transactions are eliminated.

Use of Estimates – The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fiscal Year – The Company reports on a calendar year basis. The consolidated financial statements reflect Banner’s financial position and results of operation for their fiscal year that ends on the Saturday of each year closest to December 31.

Foreign Currency Translation – Foreign currency denominated assets and liabilities of subsidiaries with local functional currencies are translated to United States dollars at year-end exchange rates. Revenues and expenses of foreign subsidiaries are translated at average exchange rates prevailing during the year. The effects of translation are recorded in the accumulated other comprehensive income (loss) component of shareholder’s equity.

Transactions denominated in foreign currency are translated using the exchange rate in effect at the transaction date. Gains and losses arising from subsequent fluctuations in exchange rates are included in other income (expense).

1.	Summary of Significant Accounting Policies (Continued)	Revenue Recognition – Revenue is recognized when products are shipped or delivered to the customer (based on shipping terms) and ownership has been transferred to the customer. Customers are primarily located within North and South America, Africa, Europe and the Pacific Rim.

Distributor and Royalty Agreements – The Company has agreements with various distributors that allow the Company to share in product profits. The Company recognizes these profits once the distributor ships the product and title passes to their customer. Royalty revenues received from third parties are based on contractual agreements and are included in net sales.

Shipping and Handling Charges – Amounts billed to customers for shipping and handling costs are included in net sales. Related freight expenses are included in selling, general and administrative expenses and were approximately $2,318,000 and $1,934,000 in 2011 and 2010.

Trade Accounts Receivable and Credit Risk – Accounts receivable are customer obligations due under normal trade terms. Substantially all of the Company’s trade receivables are from pharmaceutical, biotech and retail companies.

The Company performs continuing credit evaluations of its customers’ financial condition and generally does not require collateral. Management reviews accounts receivable on a monthly basis to determine if any receivables will potentially be uncollectible. The allowance for doubtful accounts includes any accounts receivable balances that are determined to be uncollectible, along with a general reserve based on management’s assessment of their customers’ overall financial position. After all attempts to collect a receivable have failed, the receivable is written off against the allowance. The Company has a limited number of customers with individually large amounts due at any given balance sheet date. See Note 11 for major customers. Any unanticipated change in one of those customers’ credit worthiness, or other matters affecting the collectability of amounts due from such customers, could have a material effect on the results of operations in the period in which such changes or events occur. Based on all available information, management believes the allowance for doubtful accounts is adequate. However, actual write-offs could exceed the recorded allowance.

1.	Summary of Significant Accounting Policies (Continued)	Cash and Cash Equivalents – The Company considers investments with an original maturity of three months or less when purchased to be cash equivalents. The Company deposits its cash in several financial institutions. The balances at times may exceed insured limits.
Inventories – Inventories are valued at the lower of cost or market. Cost is determined by the first-in, first-out (FIFO) method.

Property and Equipment – Property and equipment are carried at cost. Depreciation is computed over the estimated useful lives of the assets by the straight-line method for financial reporting purposes and by accelerated methods for income tax purposes. Assets are depreciated for financial reporting purposes based on estimated useful lives as follows: Buildings and improvements (25-40 years); Machinery and equipment (3-12 years).

Long-Lived Assets – Long-lived assets, such as property and equipment and intangible assets, are evaluated for impairment when events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable through the estimated undiscounted future cash flows from the use of these assets. When any such impairment exists, the related assets will be written down to fair value. No impairment charges were incurred in 2011 and 2010.

Intangible Assets – The Company amortizes its finite lived intangible assets, primarily trademarks, over the estimated useful life of 7 years.

Fair Value Measurements – The carrying amount of cash and cash equivalents, accounts receivable and accounts payable approximates fair value because of the short maturity of those instruments. The recorded value of the Company’s related party loans approximate their fair values based on the variable interest rates and the current rates available to the Company for debt of similar remaining maturities.

The Company had no significant assets or liabilities measured at fair value on a recurring basis during 2011 and 2010.

1.	Summary of Significant Accounting Policies (Continued)

Income Taxes – Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets, including tax loss and credit carryforwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred income tax expense represents the change during the period in deferred tax assets and liabilities. The components of the deferred tax assets and liabilities are individually classified as current and non-current based on their characteristics. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Tax benefits are recorded only for tax positions that would be more likely than not to be sustained upon examination by tax authorities. The amount recognized is measured as the largest amount of benefit that is greater than 50 percent likely to be realized upon ultimate settlement. Unrecognized tax benefits are tax benefits claimed in the Company’s tax returns that do not meet these recognition and measurement standards. The Company’s policy is to classify any interest or penalties as income tax expense, if applicable.

Research and Development Expenses – Research and development (R&D) costs are expensed as incurred. These expenses consist of the Company’s proprietary R&D efforts.

Advertising Costs – Costs for newspaper, television, radio and other media are expensed as incurred. The costs for these types of advertising were approximately $2,387,000 in 2011 and $1,710,000 in 2010.

Other Comprehensive Income (Loss) – Other comprehensive income (loss) includes translation adjustments arising from the translation of the assets and liabilities of the Company’s foreign subsidiaries as well as changes in Plan assets and benefit obligations of Mexico’s defined benefit plans not included in net periodic benefit cost.

1.	Summary of Significant Accounting Policies (Concluded)

Comparative Financial Statements – Certain 2010 amounts have been classified to conform to the 2011 presentation. These reclassifications had no effect on previously reported net income.

Subsequent Events – Management has evaluated events occurring subsequent to the balance sheet date through March 26, 2012, the date that the consolidated financial statements were available to be issued, determining no events require adjustment to or additional disclosure in the consolidated financial statements.

2.	Inventories	Inventories are summarized as follows:

December 31,	2011	2010

Raw materials	$14,442,267	$12,864,657
Work-in-process	4,953,012	6,177,269
Finished goods	17,454,893	23,083,574

Total inventories	$36,850,172	$42,125,500

3.	Property and Equipment	Property and equipment consists of the following:

December 31,	2011	2010

Land, buildings and improvements	$58,556,995	$57,832,280
Machinery and equipment	86,806,487	84,221,526
Projects in progress	5,740,986	3,106,334

	151,104,468	145,160,140
Less: accumulated depreciation and amortization	86,033,955	81,238,209

Net property and equipment	$65,070,513	$63,921,931

Depreciation expense was $7,929,000 and $7,524,000 for 2011 and 2010. Management estimates that costs to complete projects in progress at December 31, 2011 will be approximately $400,000.

4.	Restructuring Charge	Accrued restructuring costs and charges include costs associated with the closure of Banner’s Chatsworth, California facility in 2002. Also, see Note 13.
Accrued restructuring costs at December 31, 2011 and 2010 are as follows:

	2011
	Balance at beginning of year	Released to operations	Cash payments	Balance at end of year

Facility restoration	$568,513	$(254,870)	$(40,647)	$272,996

	2010
	Balance at beginning of year	Released to operations	Cash payments	Balance at end of year

Facility restoration	$664,915	$—	$(96,402)	$568,513

5.	Other Accrued Expenses	Other accrued expenses consist of the following components:

December 31,	2011	2010

Compensation	$5,070,239	$6,619,052
Other	3,377,427	3,072,670

Total accrued expenses	$8,447,666	$9,691,722

6.	Income Taxes

Sobel USA Inc. files a consolidated tax return in the United States which includes Banner. Canada and Mexico file separately in their respective countries.

Income taxes consists of the following components:

	2011	2010

Current:
Federal	$1,061,592	$2,520,787
State	124,893	216,068
Foreign	3,224,294	1,045,804

Total current	4,410,779	3,782,659

Deferred:
Federal	1,249,851	4,147,436
State	147,041	270,255
Foreign	(388,825)	(128,812)

Total deferred	1,008,067	4,288,879

Total income taxes	$5,418,846	$8,071,538

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

6.	Income Taxes (Continued)	Significant components of the Company’s deferred tax assets (liabilities) are as follows:

December 31,	2011	2010

Accounts receivable	$205,322	$203,279
Inventories	756,079	641,494
Accrued expenses	1,072,346	710,894
Tax credits	—	1,958,737

Total current deferred tax	2,033,747	3,514,404

Less valuation allowance	(77,406)	(332,298)

Net current deferred tax asset	1,956,341	3,182,106

Property and equipment	(8,638,412)	(7,429,248)
Net operating loss carryforwards	618,968	728,280
Income tax credits	3,953,935	2,629,433
Other	221,490	281,913

Total non-current deferred tax	(3,844,019)	(3,789,622)

Less valuation allowance	(4,045,303)	(4,129,359)

Net non-current deferred tax liability	(7,889,322)	(7,918,981)

Net deferred tax liability	$(5,932,981)	$(4,736,875)

Included in the consolidated balance sheets:

December 31,	2011	2010

Deferred income tax asset – current	$1,956,341	$3,182,106

Deferred income tax asset – non-current	$647,075	$760,265
Deferred income tax liability – non-current	(8,536,397)	(8,679,246)

Net non-current liability	$(7,889,322)	$(7,918,981)

6.	Income Taxes (Continued)	The Company has not recorded deferred income taxes applicable to undistributed earnings of consolidated foreign subsidiaries that are expected to be indefinitely reinvested in foreign operations. It is not practical to estimate the amount of taxes that might be payable on the eventual remittance of such earnings. Upon remittance, certain countries impose withholding taxes that, subject to certain limitations, are available for use as tax credits against a U.S. tax liability.
The following reconciles taxes at the U.S. federal statutory rate with actual tax expense:

	2011	2010

Income tax computed at U.S. federal rate (34% for 2011; 35% for 2010)	$5,755,756	$6,658,215
State income taxes, net of federal benefit	247,335	463,433
Impact of differences between U.S. and foreign tax rates	427,205	61,082
Research and development tax credit and other	(1,219,859)	(1,440,404)
Changes in valuation allowance	(338,948)	1,632,578
Other permanent differences	547,357	696,634

	$5,418,846	$8,071,538

There were no interest or penalties paid by the Company in 2011 and 2010.

At December 31, 2011, the Company had Canadian net operating loss carryforwards of approximately $2.2 million (CAN $2.3 million) which expire between 2027 and 2029. Realization of deferred tax assets associated with Canada’s net operating loss and income tax credit carryforwards are dependent upon generating sufficient taxable income prior to their expiration. A valuation allowance has been recorded against these assets since management believes there is a risk that such amounts may expire unused. Realization of any of the deferred tax assets is not assured and such amounts could be reduced in the near term if management’s estimates of taxable income during the carryforward period are significantly reduced or alternative tax strategies are no longer viable.

6.	Income Taxes (Concluded)	The Company has the following tax credit carryforwards at December 31, 2011:

Type	Amount	Begin Expiring
United States
Alternative minimum tax	$1,126,000	No expiration
Research and development	158,000	2031
North Carolina tax credits	123,000	2016
Foreign tax credits	2,501,000	2020

Utilization of Banner’s foreign tax credits is dependent on generating U.S. foreign source income. A valuation allowance has been recorded against these credits since management believes there is risk that such amounts may expire unused.

The Company is subject to federal, state and local income tax examinations for tax years ended in 2008 through 2011. Mexico is subject to income tax examinations for tax years ended 2006 through 2011. Canada is subject to tax examinations for tax years ended 2005 through 2011.

The Canadian Revenue Agency is currently reviewing the Company’s 2005, 2006, and 2007 returns. The outcome of this examination cannot be determined at this time.

7.	Loans to Related Parties	Loans to related parties comprises:

December 31,	2011	2010

Unsecured loan to an entity affiliated by common ownership extended through March 2013. Interest is charged at USD LIBOR plus 1.5% (1.91% and 1.79% at December 31, 2011 and 2010).	$850,000	$850,000

Unsecured loan to an entity affiliated by common ownership due January 2013. Interest is charged at USD LIBOR plus 1.5% (1.91% and 1.79% at December 31, 2011 and 2010).	1,450,000	1,450,000

Unsecured loan to an entity affiliated by common ownership due on demand. Interest accrues at LIBOR less .1% (.3% at December 31, 2011).	8,138,315	—

Total loans to related party	10,438,315	2,300,000

Due within one year	8,138,315	—

Due after one year	$2,300,000	$2,300,000

8.	Related Party Transactions

The Company purchased materials from parties related through common ownership totaling $15,473,000 and $12,714,000 during 2011 and 2010.

An administration charge of $331,000 and $346,000 from the Parent was recorded in 2011 and 2010. These charges are included in the selling, general and administrative expenses in the consolidated statements of income.

The Company received an administration fee of $672,000 and $633,000 from an entity related through common ownership in 2011 and 2010. These fees are netted against selling, general and administrative expenses in the consolidated statements of income.

9.	Related Party Loans

In June 2010, Banner entered into an unsecured credit agreement with an entity affiliated by common ownership for up to $10,000,000. The line expired in June 2011.

In December 2010, Canada entered into an unsecured loan agreement with an entity affiliated by common ownership for up to CAN $8,500,000. The line expires in December 2012 but may be extended annually if agreed to by both parties. However, the ultimate payment date will be no later than November 2015. Borrowings bear interest at one-month LIBOR plus a spread determined quarterly based on the rate that the Parent pays on its bank debt (2.9% at December 31, 2011). Approximately U.S. $8,304,000 (CAN $8,498,000) and $8,278,000 (CAN $8,253,000) was owed at December 31, 2011 and 2010.

In April 2011, Banner borrowed $55,000,000 under an unsecured loan agreement from an entity affiliated by common ownership. Principal and accrued interest is due December 2013. Borrowings bear interest at one-month LIBOR plus a spread determined quarterly based on the rate that the Parent pays on its bank debt (2.0% at December 31, 2011).

10.	Short Term Borrowings	The Company has a line of credit agreement with a bank for up to $5,000,000, subject to availability as defined. The line expires in August 2012. No amounts were outstanding as of December 31, 2011 and 2010. Borrowings under the line bear interest at LIBOR plus 2.5% with a minimum rate of 4%. The line is collateralized by substantially all of Banner’s assets. The agreement contains financial covenants and restrictions on indebtedness, dividend payments, financial guarantees, business combinations, and other related items. The Company was in compliance with the terms and covenants of the agreement at December 31, 2011.
11.	Major Customers

Two customers accounted for 39% of net sales during 2011 and 50% of accounts receivable at December 31, 2011. Two customers accounted for 37% of net sales during 2010 and 56% of accounts receivable at December 31, 2010.

12.	Employee Benefit Plans

Defined Contribution Plan

The Company maintains defined contribution retirement savings plans. The matching contributions to the savings plan and the profit sharing plan are determined at the discretion of the Board and were $1,167,000 in 2011 and $980,000 in 2010.

Defined Benefit Pension Plan

Mexico sponsors a funded defined benefit pension plan for all full time permanent employees. Benefits paid to retirees are based on years of credited service and compensation during the last twelve months of service. The Company’s funding policy is to match required employee contributions.

A summary of the plan’s funded status is as follows:

December 31,	2011	2010

Projected benefit obligation	$(1,592,195)	$(1,657,261)
Fair value of plan assets	1,508,966	1,467,792

Net funded status	$(83,229)	$(189,469)

12.	Employee Benefit Plans (Continued)	Amounts recognized in the consolidated balance sheets are as follows:

December 31,	2011	2010

Other long-term liabilities	$(83,229)	$(189,469)

Amounts recognized in accumulated other comprehensive loss consist of prior service cost and unrecognized gain or loss.

The following are assumptions used to determine benefit obligations:

December 31,	2011	2010

Discount rate	8.00%	7.25%
Rate of compensation increase	4.50%	4.50%

The following are assumptions used to determine net periodic benefit cost:

December 31,	2011	2010

Discount rate	7.25%	8.50%
Expected return on plan assets	7.25%	8.50%
Rate of compensation increase	4.50%	5.40%

The Company’s overall investment strategy is to invest in bond mutual funds.

The Company’s expected long-term return on plan assets assumption is based on a periodic review and modeling of the plans’ asset allocation and liability structure over a long-term period. The expected long-term rate of return on assets was selected from within the reasonable range of rates determined by (1) historical real returns, net of inflation, for the asset classes covered by the investment policy and (2) projections of inflation over the long-term period during which benefits are payable to plan participants.

	2011	2010

Benefit cost	$155,586	$153,734
Employer contributions	159,392	205,233
Participant contributions	—	—
Benefits paid	7,876	—

12.	Employee Benefit Plans (Continued)	The fair values of the Company’s pension plan assets at December 31, 2011, by asset category using quoted prices in active markets for identical assets (level 1); significant other observable inputs (level 2); and significant unobservable inputs (level 3) are as follows:

Asset Category	Level 1	Level 2	Level 3	Total

Bond mutual funds	$1,508,966	$—	$—	$1,508,966

The fair values of the Company’s pension plan assets at December 31, 2010 are as follows:

Asset Category	Level 1	Level 2	Level 3	Total

Bond mutual funds	$1,467,792	$—	$—	$1,467,792

The Company expects to contribute approximately $152,000 to its pension plan in 2012.

The following pension benefit payments, which reflect expected future service, as appropriate, are expected to be paid:

Year ending

2012	$7,000
2013	8,000
2014	16,000
2015	99,000
2016	112,000
Years 2017-2021	1,133,000

The Company’s defined benefit pension plan has a measurement date of December 31 of the applicable year.

Defined Benefit Seniority Premium Plan

Mexico also sponsors an unfunded defined benefit seniority premium plan for all full time permanent employees. Benefits paid on separation are based on years of credited service and compensation during the last twelve months of service.

12.	Employee Benefit Plans (Continued)	A summary of the plan’s funded status is as follows:

December 31,	2011	2010

Projected benefit obligation	$(150,824)	$(156,611)
Fair value of plan assets	—	—

Net funded status	$(150,824)	$(156,611)

Amounts recognized in the consolidated balance sheets are as follows:

December 31,	2011	2010

Other long-term liabilities	$(150,824)	$(156,611)

Amounts recognized in accumulated other comprehensive income (loss) consist of prior service cost and unrecognized gain or loss.

The following are assumptions used to determine benefit obligations:

December 31,	2011	2010

Discount rate	8.00%	7.25%
Rate of compensation increase	4.50%	4.50%

The following are assumptions used to determine net periodic benefit cost:

December 31,	2011	2010

Discount rate	7.25%	8.50%
Rate of compensation increase	4.50%	5.40%

	2011	2010

Benefit cost	$28,806	$26,718
Employer contributions	—	—
Participant contributions	—	—
Benefits paid	5,237	6,302

12.	Employee Benefit Plans (Concluded)	The following pension benefit payments, which reflect expected future service, as appropriate, are expected to be paid:

Year ending

2012	$9,000
2013	11,000
2014	13,000
2015	15,000
2016	16,000
Years 2017-2021	108,000

13.	Commitments and Contingencies

Environmental – The Company is subject to extensive federal, state, provincial and local regulation of environmental matters relating to its operations. The Company is currently involved in a number of proceedings and discussions regarding these regulations. While it is not feasible to predict the outcome of all these matters, based upon all available information, management is of the opinion that the ultimate disposition of these environmental matters will not have a material adverse effect on the financial condition of the Company.

Guarantees – The Company unconditionally guarantees the Parent’s bank debt. The maximum amount of the guarantee may vary, but is limited to the sum of the total outstanding principal, related interest and fees, or approximately $1.1 billion at December 31, 2011. The Parent’s bank debt is denominated in Euros, and therefore, will vary based on fluctuations in foreign exchange rates. The guarantee is scheduled to expire in November 2015. There is currently no recorded liability for potential losses under this guarantee, nor is there any liability for the Company’s obligation to “stand ready” to fund such guarantee. Management believes there is only a remote possibility that the Parent will not remain current with its debt payments and that the Company will be required to perform under the guarantee.

13.	Commitments and Contingencies (Continued)

Litigation – During 2008, the lease on the Chatsworth, California facility expired (see Note 4). The former landlord filed a civil action against the Company alleging breach of the lease agreement resulting from damage to the premises, environmental contamination, subleases entered into by the Company without the landlord’s consent, as well as failure to restore the building to its original condition. With the exception of the environmental claim, the lawsuit was settled in 2009 for $1.6 million. During 2010, the Company conducted environmental sampling and testing at the Chatsworth, California site. It is management’s opinion that the results provide a sufficient basis for government authorities not to require any remediation. In 2011, the landlord filed suit against Banner for environmental claims, alleging a subsequent study indicated remediation might be required. Banner does not believe such remediation, if required, is its responsibility. Banner is vigorously defending the action and at December 31, 2011 and 2010 had a reserve of approximately $273,000 and $569,000 for any legal and remediation costs associated with this matter.

Patent Litigation – Under federal law, when a drug developer files an Abbreviated New Drug Application (“ANDA”) for a generic drug, seeking approval before expiration of a Federal Drug Administration (“FDA”) listed patent, the developer must certify its product will not infringe the listed patent(s) and/or the listed patent is invalid or unenforceable (commonly referred to as a “Paragraph IV” certification). Notice of such certification must be provided to the patent holder, who may file a suit for patent infringement within 45 days of receiving the notice. If the patent holder files suit within the 45 day period, the FDA can review and approve the ANDA, but is prevented from granting final marketing approval of the product until a final judgment in the action has been rendered in favor of the generic, or 30 months from the date the notice was received, whichever is sooner.

Banner has two pending lawsuits arising from its Paragraph IV challenges relating to three ANDAs. In connection with these filings and the proposed manufacture, distribution, and marketing of the generic products, Banner has entered into alliance and collaboration agreements with two other pharmaceutical companies (“Alliance Partner(s)”).

13.	Commitments and Contingencies (Concluded)

In one of the cases the Alliance Partner has agreed to effectively pay seventy five percent of the total litigation costs and in the other case a different Alliance Partner has agreed to pay all of the litigation costs. Management’s estimate of the Company’s share of the cost could be up to $1.5 million, spread over three years.

It is possible for a generic defendant in a Paragraph IV action to be at risk of additional liability if the defendant decides to launch the product “at risk”, that is, following FDA approval but prior to final resolution of the patent infringement litigation. A generic applicant who launches “at risk” and subsequently receives an adverse court judgment could face damages to the patent holder. Under Banner’s existing agreements with Alliance Partners, Banner’s consent would be required to any “at risk” launch. Management does not plan to proceed with any “at risk” launch at this time.

Other Claims and Litigation – The Company is involved in various other claims and lawsuits incidental to its business and where appropriate has established reserves where it is probable that a liability has occurred. In the opinion of management, these claims and lawsuits in the aggregate will not have a material effect on the financial condition of the Company.

Leases – The Company is committed to pay rent under non-cancelable operating lease agreements with terms exceeding one year, as summarized below:

Year ending

2012	$1,961,000
2013	1,347,000
2014	1,065,000
2015	460,000
2016	187,000

Total minimum payments	$5,020,000

In 2011 and 2010, rental expense under operating leases was approximately $2,206,000 and $2,000,000, respectively.

14.	Supplemental Cash Flow Information	Cash was paid during the year for:

	2011	2010

Interest	$641,000	$174,000
Income taxes	$1,586,000	$5,570,000

15.	Accumulated Other Comprehensive Loss	The components of accumulated other comprehensive loss are as follows:

December 31,	2011	2010

Foreign currency translation adjustments	$15,359,075	$11,837,973
Unamortized pension losses and prior service costs, net of tax	485,758	547,727

	$15,844,833	$12,385,700

16.	Member’s Capital

The Company is authorized to issue 1,000 shares of Common Stock with a par value of $1 and 40,000 shares of 10% Cumulative Exchangeable Preferred Stock with a par value of $100 (“Preferred Stock”). Preferred Stock ranks prior to Common Stock with respect to dividends and in liquidation or winding up of the Company. Holders of Preferred Stock do not have voting rights. The Company generally has the option to redeem Preferred Stock. Once issued, Preferred Stock may be converted to Exchange Notes after a period of five years at the option of the holders of the majority of the Preferred Stock. One thousand shares of Common Shares were outstanding during 2011 and 2010. No shares of Preferred Shares have been issued.

During 2011, the Company paid a dividend of $55,000 per share totaling $55,000,000.

17.	Recent Accounting Pronouncements

In May 2011, the Financial Accounting Standards Board (“FASB”) issued an accounting update (Update No. 2011-04 – Fair Value Measurement (Topic 820)) that amends existing guidance regarding fair value measurements and disclosure requirements. For nonpublic entities, the amendments are effective for annual periods beginning after December 15, 2011 and are to be applied prospectively. The accounting update will be applicable to the Company beginning in fiscal year 2012. The adoption of this update is not expected to materially impact the Company’s financial statements.

In June 2011, the FASB issued an accounting update (Update No. 2011-05 – Comprehensive Income (Topic 220) – Presentation of Comprehensive Income) that amends the presentation of other comprehensive income in the financial statements including requiring an entity to report comprehensive income either in a single continuous financial statement or in two separate but continuous financial statements. For nonpublic entities, the new guidance is generally effective for fiscal years ending after December 15, 2012, with early adoption permitted. In December 2011, the FASB issued an accounting update (Update No. 2011-12 – Comprehensive Income (Topic 220)) effectively deferring those changes in Update No. 2011-05 that relate to the presentation of reclassification adjustments out of accumulated other comprehensive income. The Company will adopt this update in fiscal year 2012.